Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Peter A. Reynolds
Principal Financial Officer and Chief Accounting Officer
949-639-2000

Apria Healthcare Group Inc. Announces Third Quarter 2013

Financial Results

LAKE FOREST, California – November 13, 2013 – Apria Healthcare Group Inc. (“Apria” or the “Company”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter ended September 30, 2013.

2013 Third Quarter Highlights

Net revenues in the three months ended September 30, 2013 were $607.2 million, compared to $608.5 million in the three months ended September 30, 2012, a decrease of $1.3 million or 0.2%. Net revenues for the three months ended September 30, 2013 decreased primarily due to a reduction in Medicare revenue as a result of reduced reimbursement rates as part of the Medicare competitive bidding program starting July 1, 2013 and the budget sequestration, and decreased volume in the respiratory therapy and home medical equipment segment. The decreases were partially offset by increased volume in the home infusion therapy segment and resulted in an increase in segment net revenues of 7.1%.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended September 30, 2013 was $60.4 million compared to $74.4 million in the three months ended September 30, 2012, a decrease of 18.8%.

Free cash flow for the three months ended September 30, 2013 was $13.0 million compared to $54.4 million in the three months ended September 30, 2012, a decrease of $41.4 million.

Net loss for the three months ended September 30, 2013 was $(15.8) million.

EBITDA for the three months ended September 30, 2013 was $39.7 million.

2013 First Nine Months Highlights

Net revenues in the nine months ended September 30, 2013 were $1,842.6 million, compared to $1,811.9 million in the nine months ended September 30, 2012, an increase of $30.7 million or 1.7%. Net revenues for the nine months ended September 30, 2013 increased primarily due to increased volume in the home infusion therapy segment and resulted in an increase in segment net revenues of 7.6%, partially offset by decreased volume in the respiratory therapy and home medical equipment segment, a decrease in Medicare revenue due to reduced reimbursement rates as part of the Medicare competitive bidding program starting July 1, 2013, and the budget sequestration.

Adjusted EBITDA before projected cost savings and synergies1 for the nine months ended September 30, 2013 was $221.4 million compared to $195.6 million in the nine months ended September 30, 2012, an increase of 13.2%.

[1]	This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

Free cash flow for the nine months ended September 30, 2013 was $1.2 million compared to $(9.1) million in the nine months ended September 30, 2012, an increase of $10.3 million.

Net loss for the nine months ended September 30, 2013 was $(53.8) million.

EBITDA for the nine months ended September 30, 2013 was $168.8 million.

Certain Credit Statistics

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 3.5x at September 30, 2013.

Conference Call

As previously announced, Apria will hold a conference call to discuss its third quarter 2013 results on November 13, 2013 at 1:00 p.m. (Eastern Standard Time). The conference call can be accessed over the phone by dialing 1-888-536-6116 or, for international callers, by dialing 1-330-871-6050, or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the call is Apria.

A replay of the conference call will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or, for international callers, by dialing 1-404-537-3406, or through the Investor Relations page of the Company’s website. The passcode for the replay is 64510019. The replay will be available until November 27, 2013.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, government legislative and budget developments, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, risks associated with the Company’s reorganization plans, as well as other factors detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 510 locations in the United States. With $2.4 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2013	December 31, 2012
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,543	$27,080
Accounts receivable, less allowance for doubtful accounts of $64,909 and $53,017 at September 30, 2013 and December 31, 2012, respectively	333,495	344,421
Inventories	83,930	68,075
Deferred expenses	3,476	3,798
Prepaid expenses and other current assets	22,933	16,890

TOTAL CURRENT ASSETS	462,377	460,264
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $198,502 and $185,774 at September 30, 2013 and December 31, 2012, respectively	198,314	186,460
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	71,433	76,823
GOODWILL	258,725	258,725
INTANGIBLE ASSETS, NET	133,223	133,781
DEFERRED DEBT ISSUANCE COSTS, NET	13,918	30,207
OTHER ASSETS	36,032	26,448

TOTAL ASSETS	$1,174,022	$1,172,708

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$168,695	$157,530
Accrued payroll and related taxes and benefits	78,493	70,547
Deferred income taxes	304	986
Other accrued liabilities	75,310	74,464
Deferred revenue	24,626	27,785
Current portion of long-term debt	31,031	25,195

TOTAL CURRENT LIABILITIES	378,459	356,507
LONG-TERM DEBT, net of current portion	1,037,759	1,017,515
DEFERRED INCOME TAXES	71,558	68,907
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	67,243	61,203

TOTAL LIABILITIES	1,555,019	1,504,132
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at September 30, 2013 and December 31, 2012	—	—
Additional paid-in capital	699,414	695,211
Accumulated deficit	(1,080,411)	(1,026,635)

TOTAL STOCKHOLDERS’ DEFICIT	(380,997)	(331,424)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,174,022	$1,172,708

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
	(in thousands)		(in thousands)
Net revenues:
Fee for service arrangements	$561,831	$562,867	$1,706,650	$1,675,930
Capitation	45,366	45,606	135,925	135,928

TOTAL NET REVENUES	607,197	608,473	1,842,575	1,811,858

Costs and expenses:
Cost of net revenues:
Product and supply costs	234,476	215,681	685,379	637,229
Patient service equipment depreciation	24,552	20,301	66,700	61,383
Home respiratory therapy services	5,636	6,650	17,024	20,957
Nursing services	10,856	10,422	31,115	32,354
Other	4,115	4,200	12,959	13,194

TOTAL COST OF NET REVENUES	279,635	257,254	813,177	765,117
Provision for doubtful accounts	23,933	13,495	60,160	46,143
Selling, distribution and administrative	295,431	307,131	888,035	933,390
Amortization of intangible assets	186	344	558	1,488
Non-cash impairment of intangible assets	—	280,000	—	280,000

TOTAL COSTS AND EXPENSES	599,185	858,224	1,761,930	2,026,138

OPERATING INCOME (LOSS)	8,012	(249,751)	80,645	(214,280)
Interest expense	23,157	33,794	89,546	101,189
Loss on early retirement of debt	—	—	44,221	—
Interest income and other	(188)	(311)	(1,341)	(1,082)

LOSS BEFORE TAXES	(14,957)	(283,234)	(51,781)	(314,387)
Income tax expense	828	(107,523)	1,995	(106,333)

NET LOSS	$(15,785)	$(175,711)	$(53,776)	$(208,054)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2013	2012
		[(As Restated)]
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES
Net loss	$(53,776)	$(208,054)
Items included in net loss not requiring cash:
Provision for doubtful accounts	60,160	46,143
Depreciation	87,558	84,935
Amortization of intangible assets	558	1,488
Non-cash impairment of intangible assets	—	280,000
Amortization of deferred debt issuance costs	7,854	10,661
Deferred income taxes	1,969	(105,572)
Profit interest compensation	4,203	2,465
Gain on sale of patient service equipment and other	(12,938)	(19,409)
Loss on early retirement of debt	44,221	—
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(49,235)	(71,642)
Inventories	(15,855)	(8,471)
Prepaid expenses and other assets	(15,628)	8,587
Accounts payable	6,893	16,325
Accrued payroll and related taxes and benefits	7,947	7,368
Income taxes payable	(181)	(1,677)
Deferred revenue, net of related expenses	(2,837)	10
Accrued expenses	7,066	34,218

NET CASH PROVIDED BY OPERATING ACTIVITIES	77,979	77,375

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(106,608)	(121,008)
Proceeds from sale of patient service equipment and other	29,791	34,544
Cash paid for acquisitions	—	(121)

NET CASH USED IN INVESTING ACTIVITIES	(76,817)	(86,585)

FINANCING ACTIVITIES
Proceeds from ABL Facility	502,000	317,000
Payments on ABL Facility	(505,000)	(321,000)
Payments on Series A-1 Notes	(700,000)	—
Payments on Series A-2 Notes	(160,000)	—
Proceeds from Senior Secured Term Loan	900,000	—
Payments on Term Loan	(2,250)	—
Premium paid on early retirement of Series A-1 and A-2 Notes	(24,641)	—
Debt issuance costs on Senior Secured Term Loan	(10,628)	—
Payment of original issue discount associated with Senior Secured Term Loan	(9,000)	—
Payments on other long-term debt	(180)	(256)
Cash paid on profit interest units	—	(102)

NET CASH USED IN FINANCING ACTIVITIES	(9,699)	(4,358)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,537)	(13,568)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	27,080	29,096

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$18,543	$15,528

Apria Healthcare Group Inc.

3rd Quarter 2013 Financial Summary

	Three Months Ended September 30,			$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2013	2012
Net Revenue	$607.2	$608.5		$(1.3)	(0.2)%

Gross Profit	327.6	351.2		(23.6)	(6.7)%
% Margin	54.0%	57.7%

Provision for Doubtful Accounts	23.9	13.5		(10.4)	(77.0)%
% of Net Revenue	3.9%	2.2%

Selling, Distribution and Administrative	295.4	307.1		11.7	3.8%
% of Net Revenue	48.6%	50.5%

Non-Cash Impairment of Intangible Assets	—	280.0		280.0	100.0%
% of Net Revenue	0.0%	46.0%

Net Loss	(15.8)	(175.7	)(a)	159.9	91.0%

EBITDA	39.7	(221.6	)(b)	261.3	117.9%

Adjusted EBITDA Before Projected Cost Savings and Synergies	60.4	74.4		(14.0)	(18.8)%
% of Net Revenue	9.9%	12.2%

(a)	Net loss for the three month period ended September 30, 2012 reflects the following non-cash impairment charge based on the results of the Company’s impairment testing as of September 30, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $280.0 million, $200.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million of which relates to the home infusion therapy reporting unit; and

(ii)	Tax benefit of $104.0 million relating to the intangible assets impairment.

All of these items resulted in a $176.0 million increase in our net loss in the three months ended September 30, 2012.

(b)	EBITDA for the three months ended September 30, 2012 includes a $280.0 million non-cash impairment charge described above.

Apria Healthcare Group Inc.

3rd Quarter 2013 Financial Summary

	Nine Months Ended September 30,			$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2013	2012
Net Revenue	$1,842.6	$1,811.9		$30.7	1.7%

Gross Profit	1,029.4	1,046.7		(17.3)	(1.7)%
% Margin	55.9%	57.8%

Provision for Doubtful Accounts	60.2	46.1		(14.1)	(30.6)%
% of Net Revenue	3.3%	2.5%

Selling, Distribution and Administrative	888.0	933.4		45.4	4.9%
% of Net Revenue	48.2%	51.5%

Non-Cash Impairment of Intangible Assets	—	280.0		280.0	100.0%
% of Net Revenue	0.0%	15.5%

Net Loss	(53.8)	(208.1	)(a)	154.3	74.1%

EBITDA	168.8	(127.9	)(b)	296.7	232.0%

Adjusted EBITDA Before Projected Cost Savings and Synergies	221.4	195.6		25.8	13.2%
% of Net Revenue	12.0%	10.8%

(a)	Net loss for the nine month period ended September 30, 2012 reflects the following non-cash impairment charge based on the results of the Company’s impairment testing as of September 30, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $280.0 million, $200.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million of which relates to the home infusion therapy reporting unit; and

(ii)	Tax benefit of $104.0 million relating to the intangible assets impairment.

All of these items resulted in a $176.0 million increase in our net loss in the nine months ended September 30, 2012.

(b)	EBITDA for the nine months ended September 30, 2012 includes a $280.0 million non-cash impairment charge described above.

Segment Revenue Performance

($ in millions)	Three Months Ended September 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2013	2012
Home Respiratory Therapy and Home Medical Equipment	$278.1	$301.2	$(23.1)	(7.7)%
Home Infusion Therapy	329.1	307.3	21.8	7.1%

Total Net Revenue	$607.2	$608.5	$(1.3)	(0.2)%

($ in millions)	Nine Months Ended September 30,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2013	2012
Home Respiratory Therapy and Home Medical Equipment	$867.3	$905.5	$(38.2)	(4.2)%
Home Infusion Therapy	975.3	906.4	68.9	7.6%

Total Net Revenue	$1,842.6	$1,811.9	$30.7	1.7%

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of September 30, 2013:

($ in millions)	September 30, 2013
Cash and Cash Equivalents	$18.5

Debt
Asset Based Revolving Credit Facility	22.0
Senior Secured Term Loan	897.8
Series A-2 Notes	157.5

Total Debt	$1,077.3
Shareholders’ Deficit	(381.0)

Total Capitalization	$696.3

Net Leverage Ratio Calculations
Net Debt[1]	$1,058.8

Adjusted EBITDA[2]	$298.4
Net Leverage Ratio[3]	3.5x

[1]	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit.
[2]	For the twelve months ended September 30, 2013.
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies was 3.6x.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-2 Notes and the credit agreements governing our ABL Facility and the Senior Secured Term Loan to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, loss on early retirement of debt, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss), plus interest expense, net, loss on early retirement of debt, provision (benefit) for income taxes and depreciation and amortization, further adjusted for certain other non-cash items, costs incurred related to initiatives, cost reduction and other adjustment items that are permitted by the covenants included in the indenture governing our Series A-2 Notes and the credit agreements governing our ABL Facility and the Senior Secured Term Loan.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, net of proceeds from the sale of patient service equipment and other, exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies

	Three Months Ended September 30,		Nine Months Ended September 30,		LTM September 30,
(in millions)	2013	2012	2013	2012	2013

Net Loss	$(15.8)	$(175.7)	$(53.8)	$(208.1)	$(106.1)
Interest expense, net	23.0	33.4	88.2	100.1	121.6
Loss on early retirement of debt (1)	—	—	44.2	—	44.2
Income tax expense (benefit)	0.8	(107.5)	2.1	(106.3)	(22.6)
Depreciation and amortization	31.7	28.2	88.1	86.4	115.7

EBITDA	39.7	(221.6)	168.8	(127.9)	152.8
Non-cash impairment of goodwill, intangible and long-lived assets	—	280.0	—	280.0	70.0
Non-cash items	9.6	5.0	23.5	17.4	28.9
Costs incurred related to Initiatives and non-recurring items	9.4	9.2	23.9	20.8	36.6

Other adjustments	1.7	1.8	5.2	5.3	7.0

Adjusted EBITDA Before Projected Cost Savings and Synergies	$60.4	$74.4	$221.4	$195.6	295.3

Projected cost savings and synergies					3.1

Adjusted EBITDA					$298.4

(1)	Reflects (i) $24.6 million of redemption premiums paid to the holders of the Series A-1 Notes and the portion of the Series A-2 Notes that were redeemed in the nine months ended September 30, 2013 and (ii) $19.6 million of unamortized debt issuance costs related to the Series A-1 Notes and the portion of the Series A-2 Notes that were redeemed in the nine months ended September 30, 2013.

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013

Net Loss	$(15.8)	$(53.8)
Non-cash items	57.4	193.6
Change in operating assets and liabilities	(0.9)	(61.8)

Net cash provided by operating activities	40.7	78.0
Purchases of patient service equipment, property, equipment and improvements	(36.2)	(106.6)
Proceeds from sale of patient service equipment and other	8.5	29.8

Free Cash Flow	$13.0	$1.2